UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2005

   GAMETECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23401	33-0612983

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        900 Sandhill Road, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 850-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On July 11, 2005, NASDAQ notified the Company that, as a result of Mr. Jay Meilstrup’s appointment as the Company’s President and Chief Executive Officer, the Company does not meet the independent director and audit committee requirements of the NASDAQ Stock Market under Marketplace Rules 4350(c)(1) (majority of independent directors) and 4350(d)(2) (audit committee of at least three independent directors), respectively. Prior to his appointment, Mr. Meilstrup served as an independent member of the Company’s Board of Directors and served as a member of the audit committee. NASDAQ indicated that the Company will be provided a cure period until the earlier of the company’s next annual stockholders’ meeting or July 1, 2006, in order to regain compliance. NASDAQ requested that the Company submit to NASDAQ documentation, including biographies of any proposed directors, evidencing compliance with the applicable NASDAQ rules.

     The Company intends to regain compliance as soon as possible. The Nominations Committee of the Board of Directors currently is seeking one or more independent directors to recommend for service on the Company’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2005	GAMETECH INTERNATIONAL, INC.

	By:	/s/ Andrejs K. Bunkse

Andrejs K. Bunkse Vice President and General Counsel